Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings


Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
Transamerica Multi-Managed Balanced Portfolio VP  (TAP-
CORE)
Transamerica Partners Balanced Portfolio  (TRANS-CORE)
Multimanager Core Bond Portfolio  (AXA-VIP)
Transamerica Multi-Managed Balanced Portfolio  (TA-CORE)
BlackRock Total Return Portfolio (Ins - Series)  (BVA-TR)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser)
(BVA-BF)
Metropolitan Series BlackRock Diversified Portfolio (Core
PLUS Bond)  (METD_B)
BlackRock Balanced Capital Portfolio (FI)  (BCS_F)
Transamerica Partners Core Bond Portfolio  (DIA-CORE)
BlackRock Core Bond Portfolio  (BR-CORE)
Master Total Return Portfolio of Master Bond LLC  (MF-BOND)
Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio  (MET-BI)
BlackRock Strategic Income Opportunities Portfolio  (BR-
SIP)


The Offering
Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
12-02-2013

Security Type:
BND/CORP

Issuer
CVS Caremark Corporation  (2043)

Selling
Underwriter
Barclays Capital Inc.

Affiliated
Underwriter(s)
[X] PNC
[ ] Other:

List of
Underwriter(s)
Barclays Capital Inc., J.P. Morgan
Securities LLC, Merrill Lynch, Pierce,
Fenner & Smith Incorporated, BNY Mellon
Capital Markets, LLC, Wells Fargo
Securities, LLC, Guggenheim Securities,
LLC, Mitsubishi UFJ Securities (USA),
Inc., RBC Capital Markets, LLC, RBS
Securities Inc., SunTrust Robinson
Humphrey, Inc., U.S. Bancorp Investments,
Inc., Fifth Third Securities, Inc.,
KeyBanc Capital Markets Inc., Mizuho
Securities USA Inc., SMBC Nikko Securities
America, Inc., PNC Capital Markets LLC,
Santander Investment Securities Inc., BB&T
Capital Markets, a division of BB&T
Securities, LLC, TD Securities (USA) LLC,
Capital One Securities, Inc., Regions
Securities LLC, The Williams Capital
Group, L.P.


Transaction Details

Date of Purchase
12-02-2013

Purchase
Price/Share
(per share / %
of par)
$99.806

Total
Commission,
Spread or
Profi
0.875%

1.   Aggregate Principal Amount Purchased
(a+b)
$30,000,000

a.   US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$5,515,000

b.   Other BlackRock Clients
$24,485,000

2.   Aggregate Principal Amount of
Offering
$750,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.04000


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction
types (see Definitions):
[X] U.S. Registered Public Offering   [Issuer must have 3
years of continuous operations]
[ ] Eligible Rule 144A Offering   [Issuer must have 3 years
of continuous operations]
[ ] Eligible Municipal Securities   [Issuer must have 3
years of continuous operations]
[ ] Eligible Foreign Offering   [Issuer must have 3 years
of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Date: 12-05-2013

Global Syndicate Team
Member




Approved by:
Eileen Rodriguez-
Steven DeLaura
Date: 12-18-2013

Global Syndicate Team
Member